SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             October 23, 2003

MACROPORE BIOSURGERY, INC.

(Exact name of registrant as specified in Charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Top Gun Street, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (858) 458-0900

Item 12:  Results of Operations and Financial Conditions.

At the Annual Meeting of Shareholders later today, MacroPore Biosurgery, Inc. will announce that revenues for the quarter ended September 31, 2003 were $4.5 million.  This compares to $3.3 million for the same period last year, an increase of 36% over the prior year quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACROPORE BIOSURGERY, INC.

Dated: October 23, 2003	By:	/s/ Christopher J. Calhoun
Christopher J. Calhoun
President and Chief Executive Officer